 Jimmy P Lee CPA PC

Accounting Tax Advisory Audit

31-10 23rd AVE, Astoria, NY 11105 . Tel: 347-871-1768. Fax: 347-201-3828. http://www.jimmypleecpa.com

September 12, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Kama Resources Inc. under Item 4.01 of its Form 8-K dated September 12, 2015. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Kama Resources Inc. contained therein.

Very truly yours,

/s/ Jimmy P. Lee, CPA P.C.

Jimmy P. Lee, CPA P.C.